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                                                                    EXHIBIT 99.5


 [NRG LOGO]

                                                                            NEWS
                                                                         RELEASE


FOR IMMEDIATE RELEASE


                     NRG Energy Reports Record First Quarter Earnings of 19 Cents per Share - Strong results in line with NRG's 25 percent annual EPS growth target -

Highlights

     o EARNINGS PER SHARE OF $0.19 INCREASED 217 PERCENT COMPARED TO $0.06 (PRO FORMA) IN FIRST QUARTER 2000.

     o NET INCOME INCREASED 305 PERCENT TO $35.2 MILLION FROM $8.7 MILLION IN FIRST QUARTER 2000.

     o TOTAL REVENUES FOR THE THREE MONTHS ENDED MARCH 31, 2001 INCREASED 99 PERCENT TO $643.2 MILLION, VERSUS $323 MILLION IN THE PREVIOUS COMPARABLE PERIOD.

     o MEGAWATT (MW) NET OWNERSHIP INCREASED 35 PERCENT TO 18,379 VERSUS 13,664 AT THE END OF MARCH 2000.

     o    NRG INCREASES EARNINGS PROJECTIONS FOR 2001.

Minneapolis, MN (April 25, 2001) -- NRG ENERGY, INC. (NYSE: NRG) TODAY REPORTED RECORD NET INCOME AND EARNINGS PER SHARE (EPS) FOR THE FIRST QUARTER OF 2001. EARNINGS PER SHARE INCREASED BY 217 PERCENT TO $0.19 IN THE FIRST QUARTER 2001 FROM $0.06 (PRO FORMA) IN 2000. NET INCOME INCREASED BY 305 PERCENT TO $35.2 MILLION IN THE FIRST QUARTER 2001 FROM $8.7 MILLION THE FIRST QUARTER 2000. TOTAL REVENUES FOR FIRST QUARTER 2001 GREW TO $643.2 MILLION FROM $323 MILLION IN THE PREVIOUS COMPARABLE PERIOD, AN INCREASE OF 99 PERCENT.

NRG today also revised its annual earnings guidance for 2001 upward from $1.30 to $1.35.

"NRG's outstanding performance in the first quarter is the result of our diversified and well-positioned business platform, and our focus on building, buying and operating power generation assets in attractive markets in the United States and in select markets abroad," said David H. Peterson, NRG chairman, president and CEO. "NRG continues to build on our proven track record of strong and sustained growth."

NRG's key strengths in the evolving power markets include: 1) one of the industry's most diversified generation portfolios, which reduces business and volatility risks; 2) NRG's substantial coal-fired generation assets, which provide earnings upside in an environment of rising natural gas prices; and 3) NRG's peaking assets, which provide significant pricing upside in key U.S. markets.

"NRG has also benefited from a focused effort to reduce operating costs and to increase availability over our entire generation portfolio in our quest for additional margin expansion," said Peterson. "NRG's power marketing capabilities are adding significantly to our overall portfolio return by trading around NRG's assets and mitigating operational risk."

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Addressing the situation in California, NRG reported its share of gross receivables due from the California Independent System Operator/PX at the end of March was approximately $305 million. In addition, NRG has another $39 million due from Pacific Gas and Electric as a result of sales under QF contracts. The company has established reserves against these amounts, which it believes are adequate to cover collection issues and other disputes.

In March, NRG and Dynegy, its partner in West Coast Power LLC, entered into an agreement with the California Department of Water Resources to provide the state with up to 2,300 MW of energy through 2004.

During the first quarter of 2001, NRG completed a follow-on equity offering of 18,400,000 shares priced at $27 per share and a concurrent offering of 11,500,000 equity units priced at $25 per unit. From the date of NRG's initial public offering in May 2000 to the end of the first quarter 2001, the price per share of NRG's common stock has increased by 143 percent.

"We were very pleased with our highly successful follow-on equity offering in March during an especially turbulent stock market," Leonard A. Bluhm, NRG's chief financial officer said. "The offering validates our strategy and underscores our efforts to increase the value of NRG for our stockholders. The new equity combined with attractively priced debt from a recent capital markets offering provides the capital needed to help meet our goals of at least 25 percent earnings growth per year and increasing capacity to at least 50,000 megawatts by 2005."

During the first quarter 2001, NRG continued its disciplined growth program by acquiring the 6,193 MW LS Power project portfolio. This includes 2,898 MW of projects in advanced development. By year end, NRG expects to close an additional 6,729 MW of generation--including the recently announced intended acquisitions of the Audrain (720 MW winter rated/640 MW summer rated) and PowerGen assets (668 MW).

NRG is a leading global energy company engaged primarily in the acquisition, development, construction, ownership and operation of power generation facilities. The company's operations utilize such diverse fuel sources as natural gas, oil, coal and coal seam methane, biomass, landfill gas, and hydro, as well as refuse-derived fuel.

EARNINGS CONFERENCE CALL

A first quarter 2001 earnings conference call is scheduled for 1:00 p.m. (eastern) on Wednesday, April 25, 2001. You may access the live conference call by calling (800) 230-1074 in the United States or (612) 332-0718 outside the U.S. The conference call will be simulcast over the Internet and can be accessed through the Investor Relations area of NRG Energy's web site at www.nrgenergy.com. A replay of the conference call will be available through Tuesday, May 1 by calling (800) 475-6701 in the United States or (320) 365-3844 outside the United States with an access code of 579555.

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future growth and financial performance. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, factors affecting power generation operations such as unusual weather conditions, unscheduled generator outages, unanticipated changes


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to fuel costs or availability and environmental incidents; changes in government regulation or the implementation of government regulations, including pending changes within or outside of California as a result of the California energy crisis, which could result in NRG's failure to obtain regulatory approvals required to close project acquisitions, and which could adversely affect the continued deregulation of the electric industry; risks associated with the timely completion of development projects, including obtaining competitive contracts and construction delays; and factors affecting the availability or cost of capital, such as changes in interest rates and market perceptions of the power generation industry, NRG or any of its subsidiaries.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding these risks and uncertainties, review NRG's filings with the Securities and Exchange Commission.

        More information on NRG Energy is available at www.nrgenergy.com.

                                      # # #

Contacts:         Meredith Moore
                  Media Relations
                  612.373.8892

                  Rick Huckle
                  Investor Relations
                  612.373.8900


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CONSOLIDATED STATEMENT OF INCOME
NRG ENERGY, INC. AND SUBSIDIARIES
(UNAUDITED)

                                                                     THREE MONTHS ENDED
                                                                          MARCH 31,

(In thousands, except per share amounts)                             2001         2000
                                                                   ---------    ---------
OPERATING REVENUES AND EQUITY EARNINGS
      Revenues from majority-owned operations                      $ 624,262    $ 332,671
      Equity in earnings of unconsolidated affiliates                 18,904       (9,644)
                                                                   ---------    ---------
            Total operating revenues and equity earnings             643,166      323,027
                                                                   ---------    ---------
OPERATING COSTS AND EXPENSES
      Cost of majority-owned operations                              444,601      214,923
      Unrealized (gains)/losses on energy contracts                  (20,742)          --
      Depreciation and amortization                                   38,092       19,987
      General, administrative and development                         54,191       25,180
                                                                   ---------    ---------
           Total operating costs and expenses                        516,142      260,090
                                                                   ---------    ---------
OPERATING INCOME                                                     127,024       62,937
                                                                   ---------    ---------
OTHER INCOME (EXPENSE)
      Minority interest in earnings of consolidated subsidiaries      (2,059)      (1,798)
      Other income, net                                                2,082        1,531
      Interest expense                                               (86,992)     (52,317)
                                                                   ---------    ---------
            Total other expense                                      (86,969)     (52,584)
                                                                   ---------    ---------
INCOME BEFORE INCOME TAXES                                            40,055       10,353
INCOME TAX EXPENSE                                                     4,877        1,607
                                                                   ---------    ---------
NET INCOME                                                         $  35,178    $   8,746
                                                                   =========    =========

Weighted Average Number of Common Shares Outstanding - Basic         183,925      147,605

Earnings per Weighted Average Common Share - Basic                 $    0.19    $    0.06

Weighted Average Number of Common Shares Outstanding - Diluted       185,878      147,605

Earnings per Weighted Average Common Share - Diluted               $    0.19    $    0.06

CONSOLIDATED BALANCE SHEET
NRG ENERGY, INC. AND SUBSIDIARIES
(UNAUDITED)

                                                   MARCH 31,      DECEMBER 31,
(In thousands)                                       2001            2000
                                                  -----------    -----------
ASSETS
CURRENT ASSETS
      Cash and cash equivalents                   $   126,588    $    95,243
      Restricted cash                                  91,785         12,135
      Accounts receivable-trade, less allowance
            for doubtful accounts                     293,945        360,075
      Accounts receivable-affiliates                  117,779             --
      Inventory                                       213,382        174,864
      Current portion of notes receivable               1,690            267
      Prepayments and other current assets             93,752         30,074
                                                  -----------    -----------
            Total current assets                      938,921        672,658
                                                  -----------    -----------
PROPERTY, PLANT AND EQUIPMENT, AT ORIGINAL COST
      In service                                    4,494,023      4,106,653
      Under construction                            1,133,829        206,992
                                                  -----------    -----------
            Total property, plant and equipment     5,627,852      4,313,645
      Less accumulated depreciation                  (305,088)      (271,977)
                                                  -----------    -----------
            Net property, plant and equipment       5,322,764      4,041,668
                                                  -----------    -----------
OTHER ASSETS
      Investments in projects                         909,236        973,261
      Capitalized project costs                        24,773         10,262
      Notes receivable, less current portion           86,517         76,745
      Decommissioning fund investments                  3,937          3,863
      Intangible assets, net                           59,406         61,352
      Debt issuance costs, net                         65,680         48,773
      Other assets, net                               243,776         90,410
                                                  -----------    -----------
            Total other assets                      1,393,325      1,264,666
                                                  -----------    -----------
TOTAL ASSETS                                      $ 7,655,010    $ 5,978,992
                                                  ===========    ===========


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CONSOLIDATED BALANCE SHEET
NRG ENERGY, INC. AND SUBSIDIARIES
(UNAUDITED)

                                                            MARCH 31,     DECEMBER 31,
(In thousands)                                                2001           2000
                                                           -----------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Current portion long-term debt                        $   141,306    $   146,469
     Revolving line of credit                                  467,000          8,000
     Revolving line of credit, non-recourse                     40,000             --
     Accounts payable-trade                                    239,559        255,917
     Accounts payable-affiliate                                     --          7,191
     Accrued income taxes                                       31,260         43,870
     Accrued property and sales taxes                           12,672         10,531
     Accrued salaries, benefits and related costs               15,532         24,830
     Accrued interest                                           60,112         51,962
     Other current liabilities                                  50,688         14,220
                                                           -----------    -----------
            Total current liabilities                        1,058,129        562,990
                                                           -----------    -----------
OTHER LIABILITIES
     Consolidated project-level, long-term,
       non-recourse debt                                     2,468,289      2,146,953
     Corporate-level, long-term, recourse debt               1,775,023      1,503,896
     Deferred income taxes                                     141,175         55,642
     Postretirement and other benefit obligations               78,988         83,098
     Other long-term obligations and deferred income           167,024        149,640
     Minority interest                                          36,455         14,685
                                                           -----------    -----------
            Total liabilities                                5,725,083      4,516,904
                                                           -----------    -----------
STOCKHOLDERS' EQUITY
      Class A - Common stock; $.01 par value; 250,000
        shares authorized; 147,605 shares issued and
        outstanding                                              1,476          1,476
      Common stock; $.01 par value; 550,000 shares
        authorized; 50,889 shares issued and
        outstanding                                                509            324
      Additional paid-in capital                             1,712,482      1,233,833
      Retained earnings                                        405,323        370,145
      Accumulated other comprehensive loss                    (189,863)      (143,690)
                                                           -----------    -----------
      Total stockholders' equity                             1,929,927      1,462,088
                                                           -----------    -----------
      Commitments and contingencies
                                                           ===========    ===========
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 7,655,010    $ 5,978,992
                                                           ===========    ===========